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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
DSP Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DSP GROUP, INC.

Notice of Annual Meeting of Stockholders
To Be Held June 24, 2002

To the Stockholders of DSP GROUP, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of DSP Group, Inc., a Delaware corporation (the "Company"), will be held at the Company's principal executive offices located at 3120 Scott Boulevard, Santa Clara, California, on Monday, June 24, 2002, at 9:00 a.m., local time, for the following purposes:

  1.
  Election of Directors. To elect two Class II directors of the Company to serve until the 2005 annual meeting of stockholders or until their successors are elected and qualified;

  2.
  Amendment and Restatement of the 1993 Director Stock Option Plan. To increase the number of shares reserved for issuance under the Company's 1993 Director Stock Option Plan from 2,750,000 shares to 2,950,000 shares and extend the term of the plan from 10 years to 20 years;

  3.
  Selection of Independent Auditors. To ratify the appointment of Kost, Forer & Gabbay, a member of Ernst & Young International, as the independent auditors for the Company for the year ending December 31, 2002; and

  4.
  To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the proxy statement which is attached and made a part hereof.

        The board of directors of the Company has fixed the close of business on April 26, 2002 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

        Whether or not you expect to attend the Annual Meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all of your shares will be voted. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors,
Eliyahu Ayalon Chairman of the Board and Chief Executive Officer

Santa Clara, California
May 13, 2002

Mailed to Stockholders
on or about May 13, 2002

DSP GROUP, INC.
3120 Scott Boulevard
Santa Clara, California 95054

PROXY STATEMENT
FOR 2002 ANNUAL MEETING OF STOCKHOLDERS

General Information

        This proxy statement is furnished to the stockholders of DSP Group, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the board of directors of the Company of proxies in the accompanying form for use in voting at the annual meeting of stockholders of the Company (the "Annual Meeting") to be held on Monday, June 24, 2002, at 9:00 a.m., local time, at the Company's principal executive offices located at 3120 Scott Boulevard, Santa Clara, California, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

        All materials filed by us with the Securities and Exchange Commission can be obtained at the Commissions Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549 or through the Commission's website at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

Solicitation, Record Date and Voting Procedures

        The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's common stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

        The close of business on April 26, 2002 has been fixed as the record date (the "Record Date") for determining the holders of shares of common stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 27,006,558 shares of common stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority of these shares of common stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. An automated system administered by the Company's transfer agent will tabulate votes cast by proxy and a representative of the transfer agent will act as inspector of elections to tabulate votes cast in person at the Annual Meeting. Each outstanding share of common stock on the Record Date is entitled to one vote on all matters.

        Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker "non-vote" are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. Abstentions are included in determining the number of shares voted on the proposals submitted to stockholders (other than the election of directors) and will have the same effect as a "no" vote on such proposals. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on particular matter because the nominee does not have the discretionary voting power with respect to that matter and has not received instructions from the beneficial owner. Broker "non-votes," and shares as to which proxy authority has been withheld with respect to any matter, are not deemed to be entitled to vote for purposes of determining whether stockholders' approval of that matter has been obtained.

        With respect to proposal 1 of this proxy statement, directors are elected by a plurality of the votes of the shares of common stock represented and voted at the Annual Meeting, and abstentions and broker "non-votes" will have no effect on the outcome of the election of directors. With respect to proposals 2 and 3 of this proxy statement, the affirmative vote of a majority of the shares of common stock represented and voted at the Annual Meeting is required for approval of the proposed amendments to the 1993 Director Stock Option Plan (the "Director Option Plan") and ratification of the independent auditors. Abstentions will have the same effect as "no" votes on proposals 2 and 3, whereas, broker "non-votes" will have no effect on such proposals.

The Proxy

        The persons named as proxyholders, Eliyahu Ayalon and Moshe Zelnik, were selected by the Company's board and currently serve as executive officers of the Company.

        All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If no specification is made on the proxy as to any one or more of the proposals, the common stock of the Company represented by the proxy will be voted as to the proposal for which no specification is given as follows: FOR the election of the director nominees named in this proxy statement, FOR the adoption of the amendments to the Director Option Plan, FOR the ratification of the selection of Kost, Forer & Gabbay, a member of Ernst & Young International, as the Company's independent auditors for the 2002 fiscal year and, with respect to any other matters that may come before the Annual Meeting, at the discretion of the proxyholders. The Company does not presently know of any other such business to be conducted at the Annual Meeting.

Revocability of Proxy

        If the shares of common stock are held in your name, you may revoke your proxy given pursuant to this solicitation at any time before the proxy card is voted by: (i) delivering to the Company (to the attention of Moshe Zelnik, the Company's secretary), at the address of our principle executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person. If your shares are held in "street name," you should follow the directions provided by your broker regarding how to revoke your proxy. Your attendance at the Annual Meeting after having executed and delivered a valid proxy card will not in and of itself constitute a revocation of your proxy. You will be required to give oral notice of your intention to vote in person to the inspector of elections at the Annual Meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        The Company's bylaws authorize the number of directors to be not less than five nor more than nine. The number of directors on the board of directors is currently fixed at six. The board is divided into three classes: Class I, Class II and Class III. Each director serves a three-year term. The board is currently composed of three Class I directors (Messrs. Ayalon, Limon and Silver), whose terms will expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2004; two Class II directors (Mr. Yair Seroussi, who was appointed by the board to fill the vacancy created by the resignation of Mr. Shaul Shani in February 2002, and Mr. Yair Shamir), whose terms will expire at the Annual Meeting, and one Class III director (Mr. Tanguy), whose term will expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2003. At each annual meeting of stockholders, directors will be elected for full terms of three years to succeed those directors whose terms are expiring.

        At the Annual Meeting, the stockholders will elect two Class II directors. Messrs. Seroussi and Shamir have been nominated to serve a three-year term, until the annual meeting of stockholders to be held in 2005, or until their successors are elected or appointed and qualified, or until their earlier resignation or removal. The board has no reason to believe that either Mr. Seroussi or Mr. Shamir will be unable or unwilling to serve as a nominee or as a director if elected.

Class II Director Nominees

        Yair Seroussi has served as a director of the Company since February 2002. Mr. Seroussi has served as the Managing Director of AMDEAL Ltd., an entity acting as the advisory director of Morgan Stanley in charge of its activities in Israel since 1993. He currently serves on several committees at Bank Hapoalim. Mr. Seroussi also serves as a director of Synel Systems, a provider of data collection and access control systems, and of several private companies.

        Yair Shamir has served as a director of the Company since October 1996. He has served as President and Chief Executive Officer of VCON Telecommunications, Ltd., a developer and marketer of video conferencing systems, since February 1997. From July 1995 to February 1997, Mr. Shamir served as the Executive Vice President of The Challenge Fund-Etgar L.P., a venture capital firm. Mr. Shamir currently serves as a director of Mercury Interactive, a provider of performance management solutions; Orckit Communications, Limited, a developer and manufacturer of local loop communications systems; Poalim Capital Markets and Investments, Ltd., an investment banking firm; and VCON Telecommunications, Ltd., a developer and manufacturer of desktop and group videoconferencing systems. Mr. Shamir also currently serves as Chairman of Catalyst Fund, a venture capital firm.

Required Vote

        The nominees will be elected by a plurality of the votes cast. Abstentions and broker non-votes are not counted toward the nominees' total.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF THE NOMINEES NAMED ABOVE.

EXECUTIVE OFFICERS AND DIRECTORS

        The following table sets forth certain information with respect to the executive officers and directors of the Company as of March 14, 2002:

Name	Age	Position
Eliyahu Ayalon	59	Chairman of the Board and Chief Executive Officer
Boaz Edan	43	Senior Vice President, Products Division Manager
Gideon Wertheizer	45	Executive Vice President, Technology Licensing Division Manager
Moshe Zelnik	47	Vice President, Finance, Chief Financial Officer and Secretary
Zvi Limon(1)(2)	43	Director
Yair Seroussi(3)	46	Director
Yair Shamir(1)(2)	56	Director
Louis Silver(1)	48	Director
Patrick Tanguy(2)	43	Director

(1)
Member of the compensation committee

(2)
Member of the audit committee

(3)
Mr. Seroussi was appointed by the Company's board of directors to fill a vacancy created by the resignation of Mr. Shaul Shani in February 2002.

        Eliyahu Ayalon joined the Company in April 1996 as President, Chief Executive Officer and Director. In January 2000, Mr. Ayalon was appointed to serve as the Company's Chairman of the board. Mr. Ayalon previously served as President and Chief Executive Officer of Mennen from May 1992 to April 1996.

        Boaz Edan joined the Company in May 1999 as Vice President, Operations and presently serves as Senior Vice President, Products Division Manager. Mr. Edan previously served as Material Director of Tower Semiconductor Ltd., a foundry manufacturer of semiconductor integrated circuits, from 1996 to May 1999.

        Gideon Wertheizer joined the Company in September 1990 as Project Manager of our VLSI Design Center and became Vice President of the VLSI Design Center in August 1995. In November 1997, Mr. Wertheizer was appointed Vice President, Marketing of the Company. In January 2001, Mr. Wertheizer was appointed as the Company's Executive Vice President, Technology Licensing Division Manager.

        Moshe Zelnik joined the Company in May 1999 as Vice President of Finance, Chief Financial Officer and Secretary. Mr. Zelnik previously served as Senior Vice President and Chief Financial Officer of Mennen from May 1994 to April 1999.

        Zvi Limon has served as a director of the Company since February 1999. Mr. Limon is currently self-employed. He served as Chairman of Limon Holdings Ltd., a consulting and investment advisory firm, from October 1993 to July 2000. The Company elected and agreed to nominate Mr. Limon to the board of directors as a representative of Magnum Technology, Ltd. under certain conditions pursuant to the terms of a stock purchase agreement, dated February 11, 1999, with Magnum filed as an exhibit to the Company's quarterly report on form 10-Q for the quarter ended March 31, 1999.

        Yair Seroussi. See the description provided in proposal 1 of this proxy statement.

        Yair Shamir. See the description provided in proposal 1 of this proxy statement.

        Louis Silver has served as a director of the Company since November 1999. Mr. Silver has served as an advisor and counsel to the Discount Bank & Trust Co., an international bank, since September 1996. From April 1992 to December 1995, Mr. Silver served as Vice President, Secretary and General Counsel of Sapiens International, a provider of enterprise-wide, mission-central business solutions.

        Patrick Tanguy has served as a director of the Company since November 1999. Mr. Tanguy has served as Chief Executive Officer of Technical Group, an aluminum building systems company, since October 1999. From May 1998 to September 1999, Mr. Tanguy served as a director of Hays DX France, an express transport services company. From August 1993 to April 1998, he served as the Chairman of Groupe DAFSA, a supplier of economic data and financial information on French companies.

Relationships Among Directors or Executive Officers

        There are no family relationships among any of the directors or executive officers of the Company.

Meetings and Committees of the Board of Directors

        During 2001, the board of directors met five times. No director attended fewer than 75% of the aggregate of either (i) the total number of board meetings held during the period for which he was a director, or (ii) the total number of committee meetings of the board held in 2001 on which he served, except for Mr. Tanguy who attended three of the five board meetings held in 2001. The committees of the board currently include: the compensation committee and the audit committee.

        The compensation committee held one meeting in 2001. The compensation committee currently consists of Messrs. Limon, Shamir and Silver. Its functions are to establish and apply the Company's compensation policies with respect to the Company's executive officers. Mr. Saul Shani served as a member of the compensation committee throughout 2001 and until his resignation from the board in February 2002.

        The audit committee held four meetings in 2001. The audit committee currently consists of Messrs. Limon, Shamir and Tanguy. The audit committee recommends the engagement of the Company's independent auditors. In addition, the audit committee is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. Mr. Shani served as a member of the audit committee throughout 2001 and until his resignation from the board in February 2002.

        The board of directors adopted and approved a charter for the audit committee in June 2000, a copy of which is attached as Exhibit A to the Company's 2001 proxy statement. The board has determined that all members of the audit committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

Compensation of Directors

        Directors who are employees of the Company do not receive any additional compensation for their services as directors. Directors who are not employees of the Company receive an annual retainer of $20,000, payable in quarterly installments of $5,000 each. The retainer contemplates attendance at four board meetings per year. Additional board meetings of a face-to-face nature are compensated at the rate of $500 per meeting. In addition, committee meetings of a face-to-face nature and on a telephonic basis are compensated at the rate of $500 per meeting. All directors are reimbursed for expenses incurred in connection with attending board and committee meetings.

        Each outside director of the Company is also entitled to participate in the 1993 Director Stock Option Plan (the "Director Option Plan"). The Director Option Plan provides for the grant of non-statutory options to non-employee directors of the Company. The Director Option Plan is designed to work automatically; however, to the extent administration is necessary, it will be provided by the board of directors. The Director Option Plan provides that each eligible director is granted an option to purchase 30,000 shares of common stock under the Director Option Plan on the date on which he or she first becomes a director of the Company. In addition, on the same date, each new director is granted an option to purchase 20,000 shares of common stock under the 2001 Stock Incentive Plan. Thereafter, each outside director is granted an option to purchase 10,000 additional shares of common stock (a "Subsequent Option") under the Director Option Plan on January 1 of each year if, on such date, he or she shall have served on our board of directors for at least six months. In addition, an option to purchase 10,000 shares of common stock (a "Committee Option") under the Director Option Plan is granted on January 1 of each year to each outside director for each committee of the board on which he or she shall have served as a chairperson for at least six months.

        On January 2, 2001, each of Messrs. Limon, Shamir, Shani, Silver and Tanguy was granted a Subsequent Option to purchase up to 10,000 shares of our common stock, at an exercise price of $20.0625 per share, under the Director Option Plan. Additionally, each of Messrs. Limon and Shamir was also granted a Committee Option for their service on one of our committees of the board, at an exercise price of $20.0625, under the Director Option Plan.

        On February 2, 2002, the date on which Mr. Seroussi was appointed as one of our directors to fill the board vacancy created by Mr. Shani's resignation, he was granted an option to purchase up to 30,000 shares of our common stock, at an exercise price of $22.54 per share, under the Director Option Plan. On the same date, Mr. Seroussi also was granted an option to purchase up to 20,000 shares of our common stock, at an exercise price of $22.54 per share, under the 2001 Stock Incentive Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of our common stock (collectively, "Reporting Persons") to file initial reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission and the Nasdaq Stock Market, Inc. Copies of these reports are also required to be delivered to us.

        We believe, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons, that during the fiscal year ended December 31, 2001, all Reporting Persons complied with all applicable filing requirements.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to the Company with respect to beneficial ownership of our common stock as of April 26, 2002, by (i) each stockholder known to the Company to own beneficially more than 5% of our common stock; (ii) each of our directors; (iii) the Chief Executive Officer and each of the three other most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 during the year ended December 31, 2001 (collectively, the "Named Executive Officers"); and (iv) all directors and executive officers of the Company as a group:

Name of Beneficial Owner(1)	Shares Beneficially Owned(2)	Approximate Percent Beneficially Owned(3)
Capital International, Inc. 11100 Santa Monica Boulevard Los Angeles, CA 90025(4)	2,438,300	9.03%
Massachusetts Financial Services Company 500 Boylston Street Boston, MA 02116(5)	1,921,360	7.11%
Capital Research and Management Co. 333 South Hope Street Los Angeles, CA 90071(6)	1,411,000	5.22%
Taunus Corporation 31 West 52nd Street New York, New York 10019(7)	1,398,921	5.18%
Magnum Technology, Ltd. c/o Rothschild Corporate Fiduciary Services, Ltd. P.O. Box 472 St. Peter's House, Le Bordage St. Peter Port, Guernsey Channel Islands GY1 6AX(8)	1,268,500	4.70%
Eliyahu Ayalon(9)	749,949	2.70%
Boaz Edan(10)	120,345	*
Gideon Wertheizer(11)	123,124	*
Moshe Zelnik(12)	62,848	*
Zvi Limon(13)	33,333	*
Yair Seroussi	—
Yair Shamir(14)	23,331	*
Shaul Shani(15)	6,666	*
Louis Silver(16)	33,334	*
Patrick Tanguy(17)	23,334	*
All directors and executive officers as a group (10 persons)(18)	1,176,264	4.18%

*
Less than 1%
(1)
Except as otherwise indicated, the address of each of the executive officers and directors is c/o DSP Group, Inc., 3120 Scott Boulevard, Santa Clara, California 95054.

(2)
To the Company's knowledge, except as set forth in the footnotes to this table, and subject to applicable community property laws, each person named in this table has sole voting and investment power with respect to the shares set forth opposite such person's name.
(3)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities. Shares of the Company's common stock, subject to options currently exercisable or that will become exercisable within 60 days of April 26, 2002 are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Percentages are based on 27,006,558 shares of the Company's common stock outstanding as of April 26, 2002.
(4)
Capital International, Inc. filed Amendment No. 2 to a Schedule 13G, dated February 11, 2002, with the Securities and Exchange Commission on behalf of itself. Capital International reported beneficial ownership of 2,438,300 shares.
(5)
Massachusetts Financial Services Company filed a Schedule 13G, dated February 12, 2002, with the Securities and Exchange Commission on behalf of itself. Massachusetts Financial Services reported beneficial ownership of 1,921,360 shares.
(6)
Capital Research and Management Co. filed Amendment No. 1 to a Schedule 13G, dated February 11, 2002, with the Securities and Exchange Commission on behalf of itself. Capital Research reported beneficial ownership of 1,411,000 shares.
(7)
Taunus Corporation filed a Schedule 13G, dated February 13, 2002, with the Securities and Exchange Commission on behalf of itself. Taunus reported beneficial ownership of 1,398,921 shares.
(8)
Magnum Technology, Ltd. filed Amendment No. 11 to a Schedule 13D, dated March 12, 2002, with the Securities and Exchange Commission on behalf of itself. Magnum reported beneficial ownership of 1,268,500 shares.
(9)
Includes 746,250 shares of our common stock subject to options that are currently exercisable or will become exercisable within 60 days of April 26, 2002.
(10)
Includes 119,998 shares of our common stock subject to options that are currently exercisable or will become exercisable within 60 days of April 26, 2002.
(11)
Includes 123,124 shares of our common stock subject to options that are currently exercisable or will become exercisable within 60 days of April 26, 2002.
(12)
Includes 62,500 shares of our common stock subject to options that are currently exercisable or will become exercisable within 60 days of April 26, 2002.
(13)
Includes 33,333 shares of our common stock subject to options that are currently exercisable or will become exercisable within 60 days of April 26, 2002.
(14)
Includes 23,331 shares of our common stock subject to options that are currently exercisable or will become exercisable within 60 days of April 26, 2002.
(15)
Includes 6,666 shares of our common stock subject to options that are currently exercisable or will become exercisable within 60 days of April 26, 2002.
(16)
Includes 2,000 shares of our common stock held by the Theodore J. Silver Trust of which Mr. Silver disclaims beneficial ownership, 8,000 shares of the Company's common stock held by the Adrienne Silver Trust of which Mr. Silver disclaims beneficial ownership and 23,334 shares of the Company's common stock subject to options that are currently exercisable or will become exercisable within 60 days of April 26, 2002.
(17)
Includes 23,334 shares of our common stock subject to options that are currently exercisable or will become exercisable within 60 days of April 26, 2002.
(18)
See footnotes (9) through (17). Includes 1,161,870 shares of our common stock subject to options that are currently exercisable or will become exercisable within 60 days of April 26, 2002.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

        The following table sets forth all compensation earned by each of the Named Executive Officer for the years ended December 31, 2001, 2000 and 1999. There are no other executive officers of the Company whose total salary and bonus exceeded $100,000 during the year ended December 31, 2001.

Summary Compensation Table

					Long-Term Compensation Awards
		Annual Compensation
Name and Principal Position					Securities Underlying Options
	Year	Salary(1)		Bonus(2)
Eliyahu Ayalon Chairman of the Board and Chief Executive Officer	2001 2000 1999	$319,203 319,282 341,298		$350,000 350,000 300,000	150,000 150,000 750,000
Boaz Edan Senior Vice President, Products Division Manager	2001 2000 1999	$164,277 163,902 91,232	(3)	$100,000 70,000 45,000	80,000 95,000 110,000
Gideon Wertheizer Executive Vice President, Technology Licensing Division Manager	2001 2000 1999	$206,787 191,482 176,744		$100,000 80,000 65,000	— 100,000 100,000
Moshe Zelnik Vice President, Finance Chief Financial Officer and Secretary	2001 2000 1999	$162,492 141,572 93,473	(3)	$80,000 50,000 40,000	40,000 70,000 100,000

(1)
The salaries of officers located in Israel include social benefit payments and car allowances.

(2)
The Company's executive officers are eligible for annual cash bonuses. Such bonuses are generally based upon achievement of corporate performance objectives determined by the Company's compensation committee. Bonuses are awarded by the compensation committee based upon individual, as well as corporate performance. The Company pays bonuses in the year following the year the bonuses were earned.

(3)
Represents partial year salary from May 1, 1999 to December 31, 1999.

Option Grants

        The following table sets forth certain information with respect to stock options granted during 2001 to each of the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

Option Grants in 2001
Individual Grants

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
		% of Total Options Granted to Employees in 2001(4)
Name	Number of Securities Underlying Options Granted		Exercise Price	Expiration Date
					5%	10%
Eliyahu Ayalon	150,000(1)(2)	10.00%	$17.90	5/31/2008	$1,120,503	$2,585,305
Boaz Edan	80,000(2)(3)	5.34%	17.90	5/31/2008	597,602	1,378,830
Gideon Wertheizer	—	—	—	—	—	—
Moshe Zelnik	40,000(2)(3)	2.67%	17.90	5/31/2008	298,801	689,415

(1)
These options vest as to 25% on the date of the grant and 25% each year thereafter.

(2)
These options were granted under our 2001 Stock Incentive Plan.

(3)
These options vest as to 25% one year subsequent to the date of the grant and 6.25% each quarter thereafter.

(4)
Calculated based on the grant of employee options to purchase a total of 1,499,097 shares of our common stock during 2001.

Option Exercises and Option Values

        The following table sets forth information concerning option exercises during 2001 and the aggregate value of unexercised options at December 31, 2001 held by each of the Named Executive Officers.

Aggregated Option Exercises in 2001
and Option Values at December 31, 2001

	Aggregate Option Exercises in 2001
			Number of Securities Underlying Unexercised Options at December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001(1)
Name	Shares Acquired on Exercise	Value Realized(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Eliyahu Ayalon	—	—	515,000	375,000	$3,578,250	$2,277,135
Boaz Edan	—	—	69,999	193,126	376,172	905,706
Gideon Wertheizer	737	$13,139	93,124	120,000	602,092	476,296
Moshe Zelnik	25,000	394,146	31,250	128,750	12,600	683,750

(1)
Calculated on the basis of the closing price of our common stock as reported on the Nasdaq National Market on December 31, 2001 of $23.26 per share, minus the exercise price.

(2)
Calculated on the basis of the broker's reported sale price of our common stock subject to the option, minus the exercise price.

Employment Agreements

        The following Named Executive Officers have written employment agreements with the Company: Messrs. Ayalon, Edan and Zelnik.

        In April 1996, Mr. Ayalon entered into an employment agreement with DSP Semiconductors, Ltd., the Company's wholly-owned subsidiary in Israel ("DSP Semiconductors"), pursuant to which Mr. Ayalon was to serve as the President and Chief Executive Officer of the Company. The term of the agreement is indefinite. The agreement originally provided for a fixed monthly salary of NIS 47,000 (approximately U.S. $11,217), which has been adjusted from time to time by the board and currently provides for an annual base salary of U.S. $245,000. Mr. Ayalon is also entitled to an annual bonus, the amount of which is determined at the sole discretion of the board. The agreement may be terminated by the Company or Mr. Ayalon, without cause (as defined in the agreement), upon six months advance written notice. Mr. Ayalon's employment agreement was amended in November 1997 to provide for the following: (i) Mr. Ayalon's base compensation shall be fixed at the commencement of each year, but shall not be subject to reduction during the term of the agreement, (ii) if Mr. Ayalon terminates the agreement without good reason or if the Company terminates the agreement for cause, then no further payments shall be made to Mr. Ayalon pursuant to the agreement and he shall be subject to a one-year prohibition against competition in addition to the customary prohibitions against disclosure of trade secrets, (iii) upon a change of control of the Company or if the agreement is terminated by Mr. Ayalon for good reason or by the Company without cause, then all rights of Mr. Ayalon under the agreement would continue for two years and all options held by Mr. Ayalon would accelerate and immediately vest and be exercisable in whole or in part at any time during the remaining two-year term of the agreement, and (iv) in the event of death or permanent disability of Mr. Ayalon, all options shall accelerate and immediately vest. The board further amended Mr. Ayalon's agreement in April 2000 to provide that if Mr. Ayalon terminates the agreement voluntarily at any time, provided that he gives 12 months' advance written notice, all options held by Mr. Ayalon shall be fully vested six months after the date of the notice. Additionally, these amendments provided that all vested options held by Mr. Ayalon upon the date of his cessation of employment with the Company for any reason shall be exercisable for a period of two years.

        In May 1999, Mr. Edan entered into an employment agreement with DSP Group, Ltd., a wholly-owned subsidiary of the Company, pursuant to which Mr. Edan is to serve as Vice President Operations of the Company. The term of the agreement is indefinite. The agreement currently provides for a fixed monthly salary of NIS 52,000 (approximately U.S. $11,775), subject to adjustment from time to time. Mr. Edan also is entitled to an annual bonus, the amount of which is determined at the sole discretion of the Company. The agreement may be terminated by either the Company or Mr. Edan by prior written notice to the other party of ninety days. However, the Company has the right to terminate Mr. Edan's employment without prior notice. In such a case, Mr. Edan shall be paid the amount due him under the prior notice period at the rate of his then current salary for such period.

        In May 1999, Mr. Zelnik entered into an employment agreement with DSP Group, Ltd., a wholly-owned subsidiary of the Company, pursuant to which Mr. Zelnik is to serve as Vice President, Finance and Chief Financial Officer of the Company. The term of the agreement is indefinite. The agreement currently provides for a fixed monthly salary of NIS 41,000 (approximately U.S. $9,785), subject to adjustment from time to time. Mr. Zelnik also is entitled to an annual bonus, the amount of which is determined at the sole discretion of the Company. The agreement may be terminated by either the Company or Mr. Zelnik by prior written notice to the other party of ninety days. However, the Company has the right to terminate Mr. Zelnik's employment without prior notice. In such a case,

Mr. Zelnik shall be paid the amount due him under the prior notice period at the rate of his then current salary for such period.

Compensation Committee Interlocks and Insider Participation

        The compensation committee of the Company during 2001 consisted of Messrs. Limon, Shamir and Shani; Mr. Shamir served as its Chairman. No member of this committee is a present or former officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's board or compensation committee.

Compensation Committee Report on Executive Compensation

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Exchange Act of 1934 that might incorporate future filings, including this proxy statement, with the Securities and Exchange Commission, in whole or in part, the following report and the stock performance graph that follows shall not be deemed to be incorporated by reference into any such filings, nor shall the following report be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

        The compensation committee of the Company's Board of Directors, which is comprised solely of independent, non-employee board members, has the authority and responsibility to establish the overall compensation strategy for the Company, including salary and bonus levels, administer the Company's incentive compensation and benefit plans, 401(k) plans, and stock option and purchase plans, and review and make recommendations to the Board of Directors with respect to the Company's executive compensation. Messrs. Limon, Shamir and Shani were the members of the compensation committee in fiscal year 2001.

        Compensation Policy.    The Company's compensation policy, as established by the compensation committee, states that the executive officers' total annual cash compensation should vary with the performance of the Company and that long-term incentives awarded to such officers should be aligned with the interest of the Company's stockholders. The Company has designed its executive compensation program to attract and retain executive officers who will contribute to the Company's long-term success, to reward executive officers who contribute to the Company's financial performance and to link executive officer compensation and stockholder interests through the grant of stock options under the 2001 Stock Incentive Plan (the "2001 Stock Plan").

        Compensation of the Company's executive officers consists of three principal components: salary, bonus and long-term incentive compensation consisting of stock option grants.

        Salary.    The base salaries of the Company's executive officers are reviewed annually and are set by the compensation committee. When setting base salary levels, in a manner consistent with the compensation committee's policy outlined above, the Committee considers competitive market conditions for executive compensation, the Company's performance and the performance of the individual executive officer.

        Bonus.    For the fiscal year ended December 31, 2001, the compensation committee evaluated the performance of, and set the bonuses payable to, the Chief Executive Officer and the other executive officers of the Company. The performance factors utilized by the compensation committee in determining whether bonuses should be awarded to the Company's executive officers included the following: (1) increased sales of the Company's products and changes in profitability of the Company during fiscal 2001; (2) the officer's overall individual performance in his position and his relative contribution to the Company's performance during the year; and (3) the desire of the Board of Directors to retain the executive officer in the face of considerable competition for executive talent within the industry. The Board of Directors or the compensation committee in the future may modify the foregoing criteria or select other performance factors with respect to bonuses paid to executive officers for any given fiscal year.

        Long-term Incentive Compensation.    The Company believes that stock option grants (1) align executive officer interests with stockholder interests by creating a direct link between compensation and stockholder return; (2) give executive officers a significant, long-term interest in the Company's success; and (3) help retain key executive officers in a competitive market for executive talent.

        The 2001 Stock Plan authorizes the Board of Directors, or a committee thereof, to grant stock options to employees and consultants of the Company, including the executive officers. Stock option grants are made from time to time to executive officers whose contributions have or will have a significant impact on the Company's long-term performance. The Company's determination of whether stock option grants are appropriate is based upon individual performance measures established for each individual on an annual basis. Options are not necessarily granted to each executive officer during each year. Generally, options granted to executive officers vest as to 25% of the grant on the first anniversary of the date of grant with the remaining options vesting quarterly over the next three years and expire seven years from the date of grant. Details on stock options granted to certain executive officers in 2001 are provided in the table entitled "Option Grants in 2001" contained in this Proxy Statement.

        Compensation of Chief Executive Officer.    The Board of Directors considered the following factors in evaluating the performance of, and setting the bonus compensation for, Mr. Ayalon, the Company's Chairman of the Board and Chief Executive Officer: the changes in the net income of the Company from the prior year, the Company's stock price and the time and effort that Mr. Ayalon individually applied in connection with the execution of his duties. The compensation committee believes that the salary, bonus and long-term incentive compensation paid to Mr. Ayalon for the fiscal year ended December 31, 2001 were appropriate based on the above criteria.

        Compensation Policy Regarding Deductibility.    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation paid to the Company's executive officers in 2001 did not exceed the $1 million limit per officer. The 1991 Stock Plan and the 2001 Stock Plan are structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under the respective plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. The compensation committee currently intends to limit the dollar amount of all other compensation payable to the Company's executive officers to no more than $1 million. The compensation committee is aware of the limitations imposed by Section 162(m), and the exemptions available therefrom, and will address the issue of deductibility when and if circumstances warrant, and may use such exemptions in addition to the exemption contemplated under the 1991 Stock Plan and the 2001 Stock Plan.

        Submitted by the compensation committee:

Zvi Limon Yair Shamir Shaul Shani

Stock Performance Graph

        The graph below compares the cumulative total stockholder return on the Company's common stock with the cumulative total return on the Standard & Poor's 500 Index and Standard & Poor's Technology Sector Index. The period shown commences on December 31, 1996 and ends on December 31, 2001, the end of the Company's last fiscal year. The graph assumes an investment of $100 on December 31, 1996, and the reinvestment of any dividends.

        The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company's common stock.

*$100 invested on 12/31/96 in stock or index-including reinvestment of dividend.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other Transactions

        The Company has entered into indemnification agreements with each of its directors and executive officers. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by Delaware law.

        All future transactions between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of the board of directors, including a majority of the disinterested, non-employee directors on the board of directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

Agreements with Certain Affiliates

        From 1993 and until 2001, we engaged in a development and licensing agreement with AudioCodes. Under the agreement, AudioCodes performed certain research and development services for us for which we paid AudioCodes a service fee. We also paid AudioCodes royalty fees realized from the sale of our products incorporating their technology. In addition, we were a supplier of chips to AudioCodes for which we received $511,000 in 2001. For more information about our various arrangements with AudioCodes, see Note 8 of the Notes to Consolidated Financial Statement for the year ended December 31, 2001 contained in our annual report on form 10-K, which is mailed with this proxy statement.

PROPOSAL 2:
AMENDMENT AND RESTATEMENT OF THE 1993 DIRECTOR STOCK OPTION PLAN

        The Company's stockholders are asked to vote on the proposed amendment and restatement of the Company's 1993 Director Stock Option Plan (the "Director Option Plan") as follows: (1) increase the number of shares of common stock of the Company reserved for issuance under the Director Option Plan from 2,750,000 shares to 2,950,000 shares, and (2) amend the term of the Director Option Plan from 10 years to 20 years. The purpose of amending the Director Option Plan is to enable the Company to continue to attract and retain talented personnel for service as outside directors of the Company by offering them participation in the Director Option Plan. In addition, the amendment would continue the existence and operation of the Director Option Plan until 2014; the Director Option Plan would otherwise terminate in 2004. In the event the stockholders do not approve the proposed increase in the number of shares of common stock reserved for issuance under the Director Option Plan, the Company will not be able to issue its outside directors additional stock options under the Director Option Plan because options have already been granted with respect to substantially all of the shares currently reserved for issuance under the Director Option Plan. Further, in the event the stockholders do not approve the amendment to increase the term of the Director Option Plan, the Company will need to establish a new option plan for outside directors in 2004.

        The board of directors of the Company has approved the proposed amendment and restatement of the Director Option Plan to (1) increase the number of shares of common stock reserved for issuance under the Director Option Plan from 2,750,000 shares to 2,950,000 shares, and (2) amend the term of the Director Option Plan from 10 years to 20 years.

        A general description of the principal terms of the Director Option Plan is set forth below. However, the summary does not purport to be a complete description of all of the provisions of the Director Option Plan. A copy of the Director Option Plan is attached hereto as Exhibit A and is also available to any stockholder upon request.

General Description.

        In November 1993, the board of directors of the Company adopted the Director Option Plan, which was approved by the stockholders in January 1994. The Director Option Plan was subsequently amended and restated, as approved by the stockholders in May 1996. The board of directors amended the Director Option Plan in June 1999 to increase the number of shares of common stock reserved for issuance under the Director Option Plan from 1,750,000 shares to 2,750,000 shares, which amendment was approved by the Company's stockholders. In July 2001, the board of directors adopted and approved an amendment and restatement of the Director Option Plan to amend various terms of the Director Option Plan in anticipation of the distribution of the shares of capital stock of Corage, Inc. held by the Company to the stockholders of the Company. A total of 2,750,000 shares are currently reserved for issuance under the Director Option Plan. Options granted under the Director Option Plan shall be nonstatutory stock options. See "Federal Income Tax Information" below for information concerning the tax treatment of nonstatutory stock options. As of April 26, 2002, options to purchase approximately 266,664 shares were outstanding under the Director Option Plan, a total of approximately 218,672 options to purchase shares had been exercised under the Director Option Plan, and approximately 64,664 shares remained available for issuance thereunder.

Summary of Director Option Plan Purposes.

        The purposes of the Director Option Plan are to attract and retain the best available personnel for service as outside directors of the Company, to provide additional incentive to the outside directors of the Company, and to encourage their continued service on the board of directors.

Administration.

        The Director Option Plan shall be administered by the board of directors, but all grants of options under the Director Option Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the terms of the Director Option Plan.

        The Director Option Plan provides that each eligible outside director is granted an option to purchase 30,000 shares of common stock on the date on which the optionee first becomes a director of the Company. Thereafter, each outside director is to be granted an option to purchase 10,000 additional shares of common stock under the plan on January 1 of each year if, on such date, he or she shall have served on the Company's board of directors for at least six months. In addition, an option to purchase 10,000 shares of common stock is to be granted under the plan on January 1 of each year to each outside director for each committee of the board of directors on which he or she shall have served as a chairperson for at least six months. The board of directors shall have the authority, in its discretion, to determine the fair market value of the common stock, the exercise price per share of the options to be granted and to interpret the Director Option Plan. All decisions, determinations and interpretations of the board of directors shall be final and binding.

Eligibility.

        The Director Option Plan provides that options may be granted only to outside (non-employee) directors of the Company.

Stock Options.

        Each option granted under the Director Option Plan is to be evidenced by a written stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions:

        Exercise of the Options. Any stock option granted under the Director Option Plan shall vest and become exercisable as to one-third of the shares of common stock subject to the option 12 months from the date of grant and shall vest and become exercisable as to an additional one-third of the shares of common stock subject to the option at the end of each 12 month period thereafter. The board of directors may accelerate the unvested portion of any option granted under the Director Option Plan and held by a director whose term expires prior to the option being fully exercisable.

        Exercise Price. The exercise price of options granted under the Director Option Plan shall be 100% of the fair market value per share of common stock on the date of grant of the option.

        Termination. If an outside director ceases to serve as a director of the Company, he or she may, but only within three (3) months after the date he or she ceases to be a director, exercise his or her options as to all or part of the shares as to which he or she was entitled to exercise at the date of such termination; provided that the option is exercised no later than its expiration date. The board of directors may extend the exercise period of an option held by a director whose term is expiring to any date prior to the option's expiration date.

        Disability. If a director is unable to continue his or her service as an outside director with the Company as a result of total and permanent disability, he or she may exercise, but only within six months from the date of such termination of service as an outside director, his or her options to the extent such options were exercisable at the date of termination; provided that the option is exercised no later than its expiration date.

        Death. If a director should die during his or her service to the Company, options may be exercised at any time within twelve months after the date of death by the director's estate or a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the director continued living and remained in continuous service as a director for six months after the date of death; provided that the option is exercised no later than its expiration date. If a director should die within three months after the termination of his or her service to the Company as a director, the options may be exercised at any time within 12 months after the date of death by the director's estate or a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent that such options were exercisable at the date of termination, provided that the option is exercised no later than its expiration date.

        Term of Options. The term of each option shall be 10 years from the date of the grant.

        Nontransferability of Options. An option is not transferable by a director, other than by will or the laws of descent and distribution, and is exercisable during the director's lifetime only by the director.

        Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Director Option Plan as may be determined by the board of directors.

Adjustments, Dissolutions, Mergers and Asset Sales.

        In the event any change, such as a stock split or dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of common stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the number of shares under the Director Option Plan and the price per share covered by each outstanding option. In the event of the proposed dissolution or liquidation of the Company, all outstanding options will terminate immediately prior to the consummation of such proposed action. However, the board of directors may, in its discretion, make provision for accelerating the exercisability of options outstanding under the Director Option Plan in the event of such a proposed dissolution or liquidation.

        In the event of any of the following corporate transactions, each outstanding option under the Director Option Plan automatically shall become fully vested and exercisable:

  •
  the sale, transfer or other disposition of all or substantially all of the assets of the Company;

  •
  a merger or consolidation in which the Company is not the surviving entity; or

  •
  any reverse merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

        Upon the consummation of any of the foregoing corporate transactions, all outstanding options under the Director Option Plan will terminate and be cancelled, unless the options are assumed by the successor corporation.

        In the event of any change in control described below, each outstanding option under the Director Option Plan automatically shall become fully vested and exercisable:

  •
  the direct or indirect acquisition of 50% or more of the stock of the Company by any individual or entity which a majority of the directors do not recommend the stockholders accept, including a tender offer; or

  •
  a change in composition of the board of directors over a period of thirty-six months such that a majority of the board members ceases to be comprised of board members who (a) have been board members for a period of at least thirty-six months, or (b) have been board members for less than thirty-six months but were elected or nominated for election as board members by at least a majority of the board members described in clause (a) who were still in office at the time such election or nomination was approved by the board of directors).

        In the event of a change in control as described above, all outstanding options shall remain exercisable until the termination of the applicable option term.

Amendment and Termination of the Director Option Plan.

        The board of directors may amend the Director Option Plan at any time or from time to time or may terminate the Director Option Plan without approval of the stockholders; provided, however, that stockholder approval is required for any amendment to the Director Option Plan for which stockholder approval would be required under applicable law, as in effect at the time. In addition, no action by the board of directors or stockholders may alter or impair any option previously granted under the Director Option Plan. Under its current terms, the Director Option Plan will terminate in January 2004. If the stockholders approve the proposed amendment to increase the term of the Director Option Plan, the Director Option Plan will terminate in January 2014.

Amended Plan Benefits.

        The benefits or amounts that will be received by or allocated to the Company's directors under the Director Option Plan will not change as a result of the proposed amendment and remain fixed and non-discretionary, as described above. The following table sets forth information with respect to options granted under the Director Option Plan during the fiscal year ended December 31, 2001. The executive group consists of Messrs. Ayalon, Edan, Wertheizer and Zelnik. For purposes of describing the 2001 benefits below, the non-executive director group consists of Messrs. Limon, Shamir, Silver and Tanguy, as well as Mr. Shani who has since resigned from the Company's board of directors.

        In accordance with the rules of the Securities and Exchange Commission, we are required to disclose options granted under the Director Option Plan to the individuals and groups included in the table below. Please note, however, that the Director Option Plan only provides for grants to outside directors (as described above). Therefore, our executives and employees are not eligible to receive grants under the Director Option Plan.

Identity of Group	Options Granted		% of Total Options Granted(1)	Weighted Average Exercise Price Per Share
Eliyahu Ayalon Chairman of the Board and Chief Executive Officer	—		—
Boaz Edan Senior Vice President, Products Division Manager	—		—
Gideon Wertheizer Executive Vice President, Technology Licensing Division Manager	—		—
Moshe Zelnik Vice President, Finance, Chief Financial Officer and Secretary	—		—
Executive Group	—		—
Non-Executive Director Group	70,000	(2)	100%	$20.0625
Non-Executive Employee Group	—		—

(1)
Based on a total of 70,000 shares of common stock granted to our outside directors under the Director Option Plan during the fiscal year ended December 31, 2001.

(2)
Consists of a subsequent option to purchase up to 10,000 shares of the Company's common stock granted to Messrs. Limon, Shamir, Shani, Silver and Tanguy and a committee option to purchase up to 10,000 shares of the Company's common stock granted to Messrs. Limon and Shamir.

Federal Income Tax Information.

        A director will not recognize any taxable income at the time he or she is granted a nonstatutory option under the Director Option Plan. However, upon its exercise, the director will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price.

        The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by a director with respect to shares acquired upon exercise of an option.

        Any gain or loss on the director's subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

        The foregoing summary of the federal income tax consequences of Director Option Plan transactions is based upon federal income tax laws in effect on the date of this Proxy Statement. Reference should be made to the applicable provisions of the Internal Revenue Code. This summary does not purport to be complete and the summary does not discuss the tax consequences of a director's death or the income tax laws of any municipality, state or foreign country to which the director may be subject.

Required Vote

        The affirmative vote of the holders of a majority of the shares of the Company's common stock present or represented at the Annual Meeting is required to approve the amendment and restatement of the Director Option Plan. Abstentions will have the same effect as "no" votes on this proposal, whereas broker "non-votes" will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE
PROPOSED AMENDMENT AND RESTATEMENT OF THE DIRECTOR STOCK OPTION PLAN

PROPOSAL NO. 3
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        Kost, Forer & Gabbay, a member of Ernst & Young International, has been selected by the board of directors to be the Company's independent auditors for the Company's fiscal year ending December 31, 2002. In the event that ratification of this selection of independent auditors is not approved by a majority of the shares of common stock voting at the Annual Meeting in person or by proxy, management will review its future selection of independent auditors.

        A representative of Ernst & Young International is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

Required Vote

        The affirmative vote of the holders of a majority of the shares of the Company's common stock present or represented at the Annual meeting is required to approve the ratification of the selection of Kost, Forer & Gabbay as our independent auditors for year 2002. Abstentions will have the same effect as "no" votes on this proposal, whereas broker "non-votes" will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF
THE SELECTION OF KOST, FORER & GABBAY.

Report of the audit committee of the Board of Directors

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, or the Exchange Act of 1934, that might incorporate future filings, including this proxy statement, with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings, nor shall the following report be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

        The primary purpose of the audit committee is to assist the Company's board of directors in its general oversight of the Company's financial reporting process. Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company's independent accountants, Kost, Forer & Gabbay, a member of Ernst & Young International, are responsible for auditing those financial statements. However, the members of the audit committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent accountants.

        The audit committee hereby reports as follows:

1.
The audit committee has reviewed and discussed the audited financial statements with the Company's management.

2.
The audit committee has discussed with Kost, Forer & Gabbay the matters required to be discussed by SAS 61 (Communication with audit committees).

3.
The audit committee has received the written disclosures and the letter from Kost, Forer & Gabbay required by Independence Standards Board Standard No. 1 (Independence Discussions with audit committees), and has discussed with Kost, Forer & Gabbay their independence from the Company.

4.
Based on the reviews and discussions referred to in paragraphs (1) through (3) above, the audit committee recommended to the Company's board of directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, be filed with the Securities and Exchange Commission.

5.
The audit committee has also recommended the selection of Kost, Forer & Gabbay and, based on our recommendation, the board of directors has selected Kost, Forer & Gabbay as the Company's independent accountants for the fiscal year ending December 31, 2002, subject to stockholder ratification.

        Submitted by the audit committee:

Zvi Limon Yair Shamir Shaul Shani

        Audit Fees

        Kost, Forer & Gabbay performed services for the Company in 2001 relating to financial statement audit work, quarterly reviews, Forms S-8 reviews, Forms S-3 reviews, tax services, special projects and other ongoing consulting projects. Fees paid to Kost, Forer & Gabbay in 2001 were as follows:

  •
  Audit Fees. $330,000 for the audit of consolidated financial statements for the fiscal year ended December 31, 2001 and the review of financial statements included in the Company's quarterly reports on Form 10-Q.

  •
  Financial Information Systems Design and Implementation Fees. None.

  •
  All Other Fees. $290,000 for all other services, including tax services.

STOCKHOLDER PROPOSALS

        Requirements for Stockholder Proposals to Be Brought Before an Annual Meeting.    To be considered for presentation to the annual meeting of the Company's stockholders to be held in 2003, a stockholder proposal must be received by Moshe Zelnik, Secretary, DSP Group, Inc., 3120 Scott Boulevard, Santa Clara, California 95054, no later than January 13, 2003.

        Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company's Proxy Materials.    Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the annual meeting of the Company's stockholders to be held in 2003 must be received by the Company no later than January 13, 2003 in order to be considered for inclusion in the Company's proxy materials for that meeting.

        Discretionary Authority.    The proxies to be solicited by our board of directors for the 2003 annual meeting will confer discretionary authority on the proxyholders to vote on any stockholder proposal presented at such annual meeting if we fail to receive notice of such stockholder's proposal for the meeting by March 31, 2003.

OTHER MATTERS

Form 10-K

        Our annual report on form 10-K for the fiscal year ended December 31, 2001 has been mailed concurrently with the mailing of these proxy materials to all stockholders entitled to notice of, and to vote at, the Annual Meeting.

Annual Report

        Our annual report for the fiscal year ended December 31, 2001 has been mailed concurrently with the mailing of these proxy materials to all stockholders entitled to notice of, and to vote at, the Annual Meeting.

Householding of Annual Meeting Materials

        In December of 2000, the Securities and Exchange Commission adopted new rules concerning the delivery of annual reports and proxy statements. The new rules permit us to send a single set of annual reports and proxy statements to any household at which two or more stockholders reside if we believe they are members of the same family. Each stockholder will continue to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information you receive and reduces our expenses. We plan to institute this procedure for all relevant accounts for the 2003 proxy season. A separate written notice will accompany the proxy materials and explain the details of householding. However, even after implementation of the householding procedures, upon written or oral request, we will deliver a separate copy of the annual report or proxy statement, as applicable, to you at a shared address to which a single copy of the document was delivered.

        A number of brokerage firms have already instituted householding. If your family has multiple accounts of our stock, you may have received householding notification from your broker earlier this year. Please contact your broker directly if you have questions, require additional copies of the proxy statement or annual report, or wish to revoke your decision to household, and thereby receive multiple reports.

Other Matters

        The board of directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

        It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,
Eliyahu Ayalon Chairman of the Board and Chief Executive Officer

May 13, 2002
Santa Clara, California

DSP GROUP, INC.

1993 DIRECTOR STOCK OPTION PLAN
(Amended and Restated July 19, 1999)
(Amended and Restated July 18, 2001)
(Amended and Restated April 4, 2002)

        1.    Purposes of the Plan.    The purposes of this Director Stock Option Plan are to attract and retain the best available personnel for service as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

        All options granted hereunder shall be "nonstatutory stock options."

        2.    Definitions.    As used herein, the following definitions shall apply:

          a.    "Board"  shall mean the Board of Directors of the Company.

          b.    "Code"  shall mean the Internal Revenue Code of 1986, as amended.

          c.    "Common Stock"  shall mean the Common Stock of the Company.

          d.    "Company"  shall mean DSP Group, Inc., a Delaware corporation.

          e.    "Continuous Status as a Director"  shall mean the absence of any interruption or termination of service as a Director.

          f.    "Director"  shall mean a member of the Board or the board of directors of Corage, Inc.

          g.    "Effective Date"  shall have the meaning as set forth in Section 6 below.

          h.    "Employee"  shall mean any person, including officers and Directors, employed by the Company, Corage, Inc. or any Parent or Subsidiary of either company. The payment of a Director's fee by the Company, Corage, Inc. or any Parent or Subsidiary of either company shall not be sufficient in and of itself to constitute "employment" by the Company.

          i.    "Exchange Act"  shall mean the Securities Exchange Act of 1934, as amended.

          j.    "First Option"  shall have the meaning as set forth in Section 4.b.ii. below.

          k.    "Option"  shall mean a stock option granted pursuant to the Plan.

          l.    "Optioned Stock"  shall mean the Common Stock subject to an Option.

          m.    "Optionee"  shall mean an Outside Director who receives an Option.

          n.    "Outside Director"  shall mean a Director who is not an Employee.

          o.    "Parent"  shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          p.    "Plan"  shall mean this 1993 Director Stock Option Plan.

          q.    "Share"  shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

          r.    "Spin-off Transaction"  means a distribution by the Company to its stockholders of all or any portion of the securities of any Subsidiary of the Company.

          s.    "Subsequent Option"  shall have the meaning as set forth in Section 4.b.iii. below.

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          t.    "Subsidiary"  shall mean a "Subsidiary Corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

          u.    "Affiliate"  and "Associate" shall have the respective meanings ascribed to such terms in Rule 126-2 promulgated under the Exchange Act.

          v.    "Change in Control"  means a change in ownership or control of the Company effected through either of the following transactions:

    (i)
    the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

    (ii)
    a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

          w.    "Continuing Directors"  means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

          x.    "Corporate Transaction"  means any of the following stockholder-approved transactions to which the Company is a party:

    (i)
    a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

    (ii)
    the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with the complete liquidation or dissolution of the Company; or

    (iii)
    any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

        3.    Stock Subject to the Plan.    Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 2,950,000 Shares (the "Pool") of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

        If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. If Shares which were acquired upon exercise of an Option are subsequently repurchased by the Company, such Shares shall not in any event be returned to the Plan and shall not become available for future grant under the Plan.

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        4.    Administration of and Grants of Options under the Plan.

          a.    Administrator.  Except as otherwise required herein, the Plan shall be administered by the Board.

          b.    Procedure for Grants.  All grants of Options hereunder shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

    i)
    No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

    ii)
    Each person who is an Outside Director on the Effective Date of this Plan and each Outside Director who subsequently becomes a member of the Board of Directors shall be automatically granted an Option to purchase 30,000 Shares (the "First Option") on the date on which the later of the following events occurs: (A) the Effective Date of this Plan, as determined in accordance with Section 6 hereof; or (B) the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board of Directors to fill a vacancy.

    iii)
    Additionally, beginning on January 1, 1997, each Outside Director shall be automatically granted (i) an Option to purchase 10,000 Shares (a "Subsequent Option"), on January 1 of each year, if on such date, he or she shall have served on the Board for at least six (6) months and (ii) an Option to purchase 10,000 Shares (a "Committee Option"), on January 1 of each year, for each committee of the Board on which he or she shall have served as the chairperson for at least six (6) months on such date.

    iv)
    Notwithstanding the provisions of subsections (ii) and (iii) hereof, in the event that a grant would cause the number of Shares subject to outstanding Options, plus the number of shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of grants to be made on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

    v)
    Notwithstanding the provisions of subsections ii) and iii) hereof, any grant of an Option made before the Company has obtained stockholder approval of the Plan in accordance with Section 17 hereof shall have their exercisability conditioned upon obtaining such stockholder approval of the Plan in accordance with Section 17 hereof.

    vi)
    The terms of any Option granted hereunder shall be as follows:

    a)
    The Option shall be exercisable only while the Outside Director remains a Director of the Company or Corage, Inc., except as set forth in Section 9 hereof.

    b)
    The exercise price per Share shall be 100% of the fair market value (as defined in Section 8.b. hereunder) per Share on the date of grant of the Option.

    c)
    The Option shall vest and become exercisable as to one-third of the Shares subject to the Option on the first anniversary of the date of grant of the Option, and shall vest and become exercisable as to one-third of the Shares subject to the Option at the end of each twelve-month period thereafter, subject to the provisions set forth in Section 9, below.

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      d)
      The Board may accelerate the unvested portion of any Option held by any Director whose term expires prior to an Option granted under the Plan being fully exercisable.

          c.    Powers of the Board.  Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 8.b. of the Plan, the fair market value of the Common Stock; (ii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8.a. of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and (vi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

          d.    Effect of Board's Decision.  All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

        5.    Eligibility.    Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4.b. hereof. An Outside Director who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

        The Plan shall not confer upon an Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

        6.    Term of Plan; Effective Date.    The Plan shall become effective on the date on which the Company's registration statement on Form S-1 (or any successor form thereof) is declared effective by the Securities and Exchange Commission (the "Effective Date"). It shall continue in effect for a term of twenty (20) years, unless sooner terminated under Section 13 of the Plan, subject to the limitations set forth in this Plan.

        7.    Term of Option.    The term of each Option shall be ten (10) years from the date of grant thereof.

        8.    Exercise Price and Consideration.

          a.    Exercise Price.  The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the fair market value per Share on the date of grant of the Option.

          b.    Fair Market Value.  The fair market value per Share shall be the mean of the bid and asked prices of the Common Stock in the over-the-counter market on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") System) or, in the event that the Common Stock is traded on the NASDAQ National Market System or listed on a stock exchange, the fair market value per Share shall be the closing price on such system or exchange on the date of grant of the Option, as reported in The Wall Street Journal; provided, however, that if such market or exchange is closed on the date of the grant of the Option then the fair market value per Share shall be based on the most recent date on which such trading occurred immediately prior to the date of the grant of the Option; provided, further, that for purposes of First Options granted on the Effective Date, the fair market value per share shall be the initial public offering price as set forth in the final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act of 1933, as amended.

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          c.    Form of Consideration.  The consideration to be paid for the Share to be issued upon exercise of an Option shall consist entirely of cash, check, other Shares having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (which, if acquired from the Company, shall have been held for at least six months), delivery of a properly executed exercise notice, together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or any combination of such methods of payment and/or any other consideration or method of payment as shall be permitted under applicable corporate law.

        9.    Exercise of Option.

          a.    Procedure for Exercise: Rights as a Stockholder.  An Option granted hereunder shall be exercisable at such times as are set forth in Section 4.b. hereof; provided, however, that no Options shall be exercisable until stockholder approval of the Plan in accordance with Section 17 hereof has been obtained.

        An option may not be exercised for a fraction of a Share.

        An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 8.c. of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

        Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          b.    Termination of Status as a Director.  If an Outside Director ceases to serve as a Director, he or she may, but only within three (3) months after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination Option's expiration date. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. The Board may extend the exercise period of an Option held by a Director whose term is expiring to any date prior to the Option's expiration date. To the extent that such Outside Director was not entitled to exercise an Option at the date of such termination, or does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

          c.    Disability of Optionee.  Notwithstanding the provisions of Section 9.b. above, in the event a Director is unable to continue his or her service as a Director with the Company as a result of his or her total and permanent disability (as defined in Section 22.3 of the Internal Revenue Code), he or she may, but only within six (6) months from the date of such termination, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

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          d.    Death of Optionee.  In the event of the death of an Optionee:

    i)
    during the term of the Option who is, at the time of his or her death, a Director of the Company and who shall have been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as Director for six (6) months after the date of death. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired.

    ii)
    within three (3) months after the termination of Continuous Status as a Director, the Option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination. Notwithstanding the foregoing, in no event may the option be exercised after its term set forth in Section 7 has expired.

        10.    Nontransferability of Options.    The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by an Optionee does not constitute a transfer. An Option may be exercised during the lifetime of an Optionee only by the Optionee or a transferee permitted under this Section.

        11.    Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

          a.    Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for an increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or prices of Shares subject to an Option. Notwithstanding any terms of the Plan to the contrary, in the event of a Spin-off Transaction, the Board may in its discretion and without stockholder approval make such adjustments and take such other action as it deems appropriate with respect to outstanding Options under the Plan, including but not limited to adjustments to the number and kind of shares, the price per share and the vesting periods of outstanding Options or the substitution, exchange or grant of Options to purchase securities of the Subsidiary; provided that the Board shall not be obligated to make any such adjustments or take any such action hereunder.

          b.    Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by

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  the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

          c.    Merger or Asset Sale.  In the event of a Corporate Transaction, each Option which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction, for all of the Shares at the time represented by such Option. Effective upon the consummation of the Corporate Transaction, all outstanding Options under the Plan shall terminate unless assumed by the successor company or its Parent. In the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), each Option which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Change in Control, for all of the Shares at the time represented by such Options. Each such Option shall remain exercisable until the expiration or sooner termination of the applicable Option term.

        12.    Time of Granting Options.    The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4.b. hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

        13.    Amendment and Termination of the Plan.

          a.    Amendment and Termination.  The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain approval of the stockholders of the Company to Plan amendments to the extent and in the manner required by such law or regulation. In addition, the approval of the stockholders is required for any Plan amendment which would permit decreasing the exercise price of any Option outstanding under the Plan, subject to Section 11(a). Further, the approval of the Company's stockholders is required for any Plan amendment which would change any of the provisions of this Section 13(a). For purposes of this Section, approval of the stockholders means, except as provided by Applicable Law, approval by the holders of a majority of the Shares of Common Stock of the Company present or represented by proxy (and entitled to vote) at a meeting of the Company's stockholders.

          b.    Effect of Amendment or Termination.  Any such amendment or termination of the Plan that would impair the rights of any Optionee shall not affect Options already granted to such Optionee and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

        14.    Conditions Upon Issuance of Shares.    Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the

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opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

        Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        15.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        16.    Option Agreement.    Options shall be evidenced by written option agreements in such form as the Board shall approve.

        17.    Plan Approval.    The Plan was adopted by the Board on November 29, 1993 and adopted by the stockholders of the Company in January 10, 1994. The Plan was subsequently amended and restated, as approved by the Company's stockholders in May 1996. In June 1999, the Board adopted and approved an amendment and restatement of the Plan to increase the number of shares of common stock reserved for issuance under the Plan, which amendment was approved by the Company's stockholders. In July 2001, the Board adopted and approved an amendment and restatement of the Plan to amend various terms of the Plan in anticipation of the distribution of all (or substantially all) of the shares of capital stock of Corage, Inc., a Delaware corporation and a wholly-owned subsidiary, held by the Company to the stockholders of the Company. In April 2002, the Board adopted and approved an amendment and restatement of the Plan to increase the number of shares of common stock reserved for issuance under the Plan and the term of the Plan, which amendments were approved by the Company's stockholders. All stock numbers in the Plan have been restated to give effect retroactively to a stock dividend, which effected a two-for-one stock split of the Company's common stock in March 2000.

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IMPORTANT NOTICE REGARDING DELIVERY OF
SECURITY HOLDER DOCUMENTS

HOUSEHOLDING ELECTION

Dear DSPG Stockholders:

The Securities and Exchange Commission has adopted a rule that allows multiple shareowners residing at the same address the convenience of receiving a single copy of proxy and information statements, annual reports and prospectuses if they consent to do so. This is known as "Householding." This Householding Rule provides greater convenience for shareholders and cost savings for companies by reducing the number of duplicate documents that households receive. Please note that if you do not respond, Householding will start 60 days after the mailing of this notice. We will allow Householding only upon certain conditions. Some of those conditions are:

    •
    You agree to or do not object to the Householding of your materials, and

    •
    You have the same last name and exact address as another shareowner(s).

If these conditions are met, and Securities and Exchange Commission regulations permit, your household will receive a single copy of proxy and information statements, annual reports and prospectuses. If you do not wish to participate in the Householding of customer communications, please call American Stock Transfer & Trust Company at 800-360-9159. You may receive this notice in other mailings until all issuer mailings are completed. Your consent to Household will remain in effect indefinitely until you revoke it by calling 800-360-9159. If you revoke your Householding election, each primary account holder will begin receiving individual copies within 30 days of your revocations.

This document contains important information regarding your account and should be retained for your records should you decide to change your householding election at a later date.

We encourage you to participate in the cost-reducing effort.

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF DSP GROUP, INC.
FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

June 24, 2002

The undersigned stockholder of DSP GROUP, INC., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 13, 2002, the Company’s Annual Report for the year ended December 31, 2001 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 and hereby appoints Eli Ayalon and Moshe Zelnik or either of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Stockholders of the Company to be held on June 24, 2002 at 9:00 a.m., local time, at the Company’s principal executive offices located at 3120 Scott Boulevard, Santa Clara, California, and at any postponement or adjournment thereof, and to vote all shares of common stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR (1) THE ELECTION OF DIRECTORS, (2) THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 1993 DIRECTOR STOCK OPTION PLAN, AND (3) THE RATIFICATION OF THE SELECTION OF KOST, FORER & GABBAY AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1.         ELECTION OF DIRECTORS:

____ FOR the nominees listed below (except as indicated)	____ WITHHOLD AUTHORITY to vote for the nominees listed below

If you wish to withhold authority to vote for the nominee, strike a line through such nominee’s name listed below.

Yair Seroussi

Yair Shamir

2.         PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE 1993 DIRECTOR STOCK OPTION PLAN:

_____ FOR	_____ AGAINST	_____ ABSTAIN

3.         PROPOSAL TO RATIFY THE SELECTION OF KOST, FORER & GABBAY AS THE INDEPENDENT AUDITORS OF DSP GROUP, INC. FOR FISCAL 2002:

_____ FOR	_____ AGAINST	_____ ABSTAIN

DATED: _____________________, 2002

(Signature)

(Signature)

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope.  Persons signing in a fiduciary capacity should so indicate.  If shares are held by joint tenants or as community property, both should sign.

QuickLinks

PROPOSAL NO. 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary Compensation Table
Option Grants in 2001 Individual Grants
Aggregated Option Exercises in 2001 and Option Values at December 31, 2001
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2: AMENDMENT AND RESTATEMENT OF THE 1993 DIRECTOR STOCK OPTION PLAN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENT AND RESTATEMENT OF THE DIRECTOR STOCK OPTION PLAN
PROPOSAL NO. 3 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF KOST, FORER & GABBAY.
STOCKHOLDER PROPOSALS
OTHER MATTERS
DSP GROUP, INC.
1993 DIRECTOR STOCK OPTION PLAN (Amended and Restated July 19, 1999) (Amended and Restated July 18, 2001) (Amended and Restated April 4, 2002)
IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS
HOUSEHOLDING ELECTION